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                                                              Exhibit 3.i(j)

                         CERTIFICATE OF INCORPORATION

                                      OF

                             IMC FERTILIZER, INC.

     FIRST:   The name of the corporation is IMC Fertilizer, Inc.

     SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, in the City of Wilmington (19801), County of New Castle. The registered agent at that address shall be The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is One Hundred (100) shares of common stock, having a par value of One Hundred Dollar ($100.00) per share.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware,

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the board of directors is expressly authorized to make, amend and repeal the by-laws.

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                                      -2-
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     NINTH:  The incorporator is Siobain M. Perkins, whose mailing address is
Post Office Box 1347, Wilmington, Delaware 19899.

     I, THE UNDERSIGNED, being the incorporator, have executed this Certificate of Incorporation this 15th day of May, 1987.

                                       /s/ Siobain M. Perkins
                                       ----------------------------------------
                                       Siobain M. Perkins

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                      CERTIFICATE OF AMENDMENT
                                  OF
                    CERTIFICATE OF INCORPORATION
                                  OF
                        IMC FERTILIZER, INC.

                           ---------------

       PURSUANT TO SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

                           ---------------

     IMC Fertilizer, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: The Certificate of Incorporation of IMC Fertilizer, Inc. is amended by deleting paragraph FIRST thereof in its entirety and replacing it with the following new paragraph FIRST:

          "FIRST:  The name of the Corporation is IMC Global USA Inc."

     SECOND: The Board of Directors of IMC Fertilizer, Inc., by unanimous written consent in accordance with Section 141(f) of the Delaware General Corporation Law, adopted a resolution proposing and declaring advisable the above described amendment to the Certificate of Incorporation of IMC Fertilizer, Inc.

     THIRD: In lieu of a meeting and vote of stockholders, written consent to the above described amendment was given by the holder of all of the outstanding capital stock of IMC Fertilizer, Inc., in accordance with Section 228 of the Delaware General Corporation Law.

     FOURTH: The above described amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FIFTH: The capital of IMC Fertilizer, Inc. shall not be reduced under or by reason of the above described amendment.

     IN WITNESS WHEREOF, IMC Fertilizer, Inc. has caused this Certificate to be executed and attested this 21st day of October, 1994.





Attest: /s/ Linda J. Wood              By: /s/ Marschall I. Smith
       ----------------------             ----------------------------
Title: Linda J. Wood                   Title: Marschall I. Smith
       ----------------------                 ------------------------
       Assistant Secretary                   Senior Vice President

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                      CERTIFICATE OF AMENDMENT
                                  OF
                    CERTIFICATE OF INCORPORATION
                                  OF
                         IMC GLOBAL USA INC.

                           ---------------

       PURSUANT TO SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

                           ---------------

     IMC Global USA Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: The Certificate of Incorporation of IMC Global USA Inc. is amended by deleting paragraph FIRST thereof in its entirety and replacing it with the following new paragraph FIRST:

     "FIRST:  The name of the Corporation is IMC Global Operations Inc."

     SECOND: The Board of Directors of IMC Global USA Inc., by unanimous written consent in accordance with Section 141(f) of the Delaware General Corporation Law, adopted a resolution proposing and declaring advisable the above described amendment to the Certificate of Incorporation of IMC Global USA Inc.

     THIRD: In lieu of a meeting and vote of stockholders, written consent to the above described amendment was given by the holder of all of the outstanding capital stock of IMC Global USA Inc., in accordance with Section 228 of the Delaware General Corporation Law.

     FOURTH: The above described amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FIFTH: The capital of IMC Global USA Inc. shall not be reduced under or by reason of the above described amendment.

     IN WITNESS WHEREOF, IMC Global USA Inc. has caused this Certificate to be executed and attested this 29th day of November, 1994.





Attest: /s/ Linda J. Wood              By: /s/ Marschall I. Smith
       ----------------------             -----------------------------
Title: Assistant Secretary             Title: Senior Vice President
       ----------------------                 -------------------------